ERNST & YOUNG

Ernst & Young LLP
Chartered Accountants
Ernst & Young Tower
1000, 440 2nd Avenue S.W.
Calgary, Alberta T2P 5E9

Tel: 403 290 4100
Fax: 403 290 4265
ey.com/ca

Exhibit 5.1

## CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Auditor" and to the incorporation by reference in the Registration Statement on Form F-10 and related base shelf prospectus of Oncolytics Biotech Inc. (the "Corporation"), relating to the registration of Common Shares, Subscription Receipts, Warrants and/or Units, up to an aggregate initial offering price of Cdn$150,000,000 filed with the United States Securities and Exchange Commission on June 2, 2010 of our reports dated March 8, 2010 with respect to the financial statements of the Corporation and the effectiveness of internal control over financial reporting of the Corporation included in the Corporation's Annual Report to Shareholders (Form 20-F) for the year ended December 31, 2009, filed with the United States Securities and Exchange Commission.

Ernst & Young LLP

Chartered Accountants

Calgary, Canada
June 2, 2010